Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sinead Gorman as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission this registration statement on Form F-4, any and all amendments and post-effective amendments to this registration statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sir Andrew Mackenzie	Chair	May 13, 2026
Sir Andrew Mackenzie

/s/ Dick Boer	Deputy Chair and Senior Independent Non-executive Director	May 13, 2026
Dick Boer

/s/ Wael Sawan	Chief Executive Officer (Principal Executive Officer)	May 13, 2026
Wael Sawan

Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)
Sinead Gorman

/s/ Ann Godbehere	Non-executive Director	May 17, 2026
Ann Godbehere

/s/ Holly Keller Koeppel	Non-executive Director	May 13, 2026
Holly Keller Koeppel

/s/ Jane Holl Lute	Non-executive Director	May 19, 2026
Jane Holl Lute

/s/ Sir Charles Roxburgh	Non-executive Director	May 18, 2026
Sir Charles Roxburgh

/s/ Clare Scherrer	Non-executive Director	May 13, 2026
Clare Scherrer

/s/ Abraham Schot	Non-executive Director	May 20, 2026
Abraham Schot

/s/ Leena Srivastava	Non-executive Director	May 19, 2026
Leena Srivastava

/s/ Cyrus Taraporevala	Non-executive Director	May 14, 2026
Cyrus Taraporevala